Oaktree Announces Third Quarter 2014 Financial Results

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Assets under management and management fee-generating AUM reached record highs of $93.2 billion and $79.1 billion, respectively, as of September 30, 2014, up 17% and 18% from a year ago, on strong capital inflows, market-value gains and the Highstar acquisition.

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Gross capital raised was $4.1 billion for the third quarter of 2014, bringing the trailing twelve-month total to $16.6 billion, the highest in six years. Newer investment strategies accounted for $1.9 billion and $9.0 billion of the respective totals.

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Distributable earnings per Class A unit were $0.78 and $2.79 for the third quarter and first nine months of 2014, respectively, down from $0.91 and $4.51 for the corresponding prior-year periods, primarily on lower incentive income.

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Adjusted net income was $0.47 and $2.63 per Class A unit for the third quarter and first nine months of 2014, respectively, down from $1.16 and $4.76 for the corresponding prior-year periods, on lower incentive and investment income.

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GAAP net income attributable to Oaktree Capital Group, LLC was $18.9 million and $101.9 million for the third quarter and first nine months of 2014, respectively, as compared with $42.9 million and $157.1 million for the corresponding prior-year periods.

•	Oaktree declares a distribution of $0.62 per Class A unit with respect to the third quarter of 2014, bringing aggregate distributions relating to the last four quarters to $3.15.
LOS ANGELES, CA. October 30, 2014 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended September 30, 2014.
Howard Marks, Chairman, said, “We made progress on many fronts in the third quarter, as demonstrated by another record quarter for AUM and management fee-generating AUM, completion of the Highstar team acquisition, and the start of our biggest-ever closed-end fund marketing calendar.  Our management team has been significantly strengthened with the addition of CEO Jay Wintrob and we look forward to making Oaktree's next 20 years even better than our first 20.”
As previously announced, assets under management (“AUM”) grew to $93.2 billion as of September 30, 2014, from $91.1 billion as of June 30, 2014 and $79.8 billion as of September 30, 2013. Management fee-generating assets under management (“management fee-generating AUM”) grew to $79.1 billion as of September 30, 2014, from $77.8 billion as of June 30, 2014 and $66.9 billion as of September 30, 2013.
Distributable earnings declined to $137.2 million in the third quarter of 2014 from $154.8 million in the third quarter of 2013, as increases in both fee-related earnings and investment income proceeds partially offset the impact of a decrease in incentive income following the year-ago's comparatively large incentive distribution by OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”). The comparatively large aggregate incentive distributions by Opps VIIb in the first three quarters of 2013 accounted for much of the decrease in year-to-date distributable earnings, to $486.5 million for the first nine months of 2014 from $763.0 million for the year-earlier period.

Adjusted net income (“ANI”) declined to $95.1 million in the third quarter of 2014 from $179.6 million in the third quarter of 2013, as higher fee-related earnings partially offset decreases in both incentive income, attributable to the prior year’s comparatively large incentive distribution by Opps VIIb, and investment income, amid the weaker financial markets that characterized the 2014 period. Led by comparatively large incentive distributions by Opps VIIb in the prior year, decreases in incentive and investment income also caused the decline in ANI, to $476.8 million for the first nine months of 2014 from $812.3 million for the corresponding 2013 period. Excluding the cumulative impact of a change in the estimated full-year income tax rate, ANI per Class A unit for the third quarter of 2014 would have been $0.53, instead of $0.47.
In addition to ANI, Oaktree calculates economic net income (loss) (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values of the funds’ holdings. ENI declined to a loss of $117.3 million in the third quarter of 2014 from income of $157.4 million in the third quarter of 2013, reflecting negative incentives created (fund level) in the current-year period. Per Class A unit, ENI was a loss of $0.94 and income of $1.49 for the third quarter and first nine months of 2014, respectively. Excluding the cumulative impact of a change in the estimated full-year income tax rate, ENI per Class A unit for the third quarter of 2014 would have been a loss of $0.58.
GAAP-basis results for the third quarter and first nine months of 2014 included net income attributable to Oaktree Capital Group, LLC of $18.9 million and $101.9 million, respectively, as compared to $42.9 million and $157.1 million for the comparable prior-year periods.
Oaktree completed its acquisition of the Highstar Capital team (“Highstar”) on August 1, 2014, at which time the Company became the manager of Highstar Capital IV, L.P., with $2.3 billion in AUM.
Excluding the Highstar acquisition, gross capital raised was $4.1 billion in the third quarter, reflecting strong inflows across our open-end funds. Of the $4.1 billion, investment strategies launched since 2011 accounted for $1.9 billion. AUM in our Emerging Markets Equity strategy reached $3.6 billion as of September 30, 2014. Oaktree Mezzanine Fund IV, L.P. (“Mezz IV”) held its first close in the third quarter, raising $299 million in capital commitments. Additionally, we priced a $511 million collateralized loan obligation in October, which is expected to close later this year.
In addition to Mezz IV, closed-end funds that Oaktree is currently marketing include Oaktree Real Estate Opportunities Fund VII, L.P., Oaktree Principal Fund VI, L.P. and Oaktree Opportunities Funds X and Xb, L.P.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income (loss), in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$278,472	$361,562	$1,108,744	$1,510,130
Adjusted net income	95,061	179,603	476,755	812,334
Distributable earnings revenues	314,193	335,787	1,106,371	1,462,443
Distributable earnings	137,175	154,827	486,489	763,011
Fee-related earnings revenues	194,509	185,580	572,028	552,281
Fee-related earnings (1).	63,506	60,839	184,764	186,782
Economic net income revenues	(121,487)	337,595	913,361	1,475,865
Economic net income (loss)	(117,283)	157,383	321,105	730,539
Per Class A unit:
Adjusted net income	$0.47	$1.16	$2.63	$4.76
Distributable earnings	0.78	0.91	2.79	4.51
Fee-related earnings (1)..	0.37	0.33	1.03	1.03
Economic net income (loss)	(0.94)	1.02	1.49	4.10
Operating Metrics:
Assets under management (in millions):
Assets under management	$93,224	$79,818	$93,224	$79,818
Management fee-generating assets under management	79,146	66,947	79,146	66,947
Incentive-creating assets under management	34,715	32,301	34,715	32,301
Uncalled capital commitments	12,403	12,344	12,403	12,344
Accrued incentives (fund level):
Incentives created (fund level)	(313,635)	98,457	243,015	753,400
Incentives created (fund level), net of associated incentive income compensation expense	(169,149)	50,982	74,959	397,424
Accrued incentives (fund level)	2,081,056	2,103,533	2,081,056	2,103,533
Accrued incentives (fund level), net of associated incentive income compensation expense	1,079,576	1,200,399	1,079,576	1,200,399

(1)
Beginning with the fourth quarter of 2013, the definition of fee-related earnings was modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. Prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $1.1 million and $2.6 million for the third quarter and first nine months of 2013, respectively.

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income (loss) and economic net income (loss) per Class A unit, that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A.

Operating Metrics
Assets Under Management
AUM grew to $93.2 billion as of September 30, 2014, from $91.1 billion as of June 30, 2014 and $79.8 billion as of September 30, 2013. The $2.1 billion increase since June 30, 2014 reflected $2.3 billion from the Highstar acquisition, $2.0 billion of new capital commitments, contributions and fee-generating leverage for closed-end and evergreen funds, and $1.2 billion of net inflows to open-end funds, partially offset by $1.4 billion of aggregate market-value declines, $1.1 billion of distributions to closed-end fund investors and $0.9 billion of negative foreign currency translation. New capital commitments and fee-generating leverage for closed-end and evergreen funds included $0.5 billion for Strategic Credit, $0.4 billion for Oaktree Enhanced Income Fund II, L.P. (“EIF II”), $0.3 billion for Real Estate Debt and $0.3 billion for Mezz IV. Net inflows to open-end funds included gross capital raised of $1.3 billion for High Yield Bonds and $0.9 billion for Emerging Markets Equities. The $1.1 billion of distributions to closed-end fund investors included $0.7 billion by Distressed Debt funds and $0.3 billion by Principal Investing funds.
The $13.4 billion increase in AUM since September 30, 2013 reflected $7.3 billion of new capital commitments and fee-generating leverage for closed-end and evergreen funds, $5.8 billion of market-value gains, $5.7 billion of net inflows to open-end funds, and $2.3 billion from the Highstar acquisition, partially offset by $6.6 billion of distributions to closed-end fund investors and $0.8 billion of negative foreign currency translation. The $7.3 billion of new capital commitments, contributions and fee-generating leverage for closed-end and evergreen funds included $1.4 billion for collateralized loan obligation vehicles (“CLOs”), $1.2 billion for EIF II, $1.0 billion for Real Estate Debt, $0.8 billion for Strategic Credit, $0.7 billion for European Private Debt and $0.5 billion for Emerging Markets Opportunities. Net inflows to open-end funds included gross capital raised of $3.9 billion for High Yield Bonds, $3.6 billion for Emerging Markets Equities, $1.3 billion for Senior Loans and $1.0 billion for Convertible Securities. Of the $6.6 billion of distributions to closed-end fund investors, $1.0 billion was attributable to Opps VIIb, $2.0 billion to other Distressed Debt funds and $2.8 billion to Principal Investing funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM grew to $79.1 billion as of September 30, 2014, from $77.8 billion and $66.9 billion as of June 30, 2014 and September 30, 2013, respectively. The $1.3 billion increase in the third quarter of 2014 reflected $1.9 billion from the Highstar acquisition, $1.2 billion of net inflows to open-end funds, and $0.8 billion in fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV, partially offset by declines of $1.0 billion from market-value changes in funds for which management fees are based on NAV, $0.8 billion from negative foreign currency translation and $0.4 billion attributable to asset sales by closed-end funds in liquidation.
The $12.2 billion increase in management fee-generating AUM since September 30, 2013 reflected $5.7 billion from net inflows to open-end funds, $4.2 billion from the commencement on January 1, 2014 of the investment period of Oaktree Opportunities Fund IX, L.P. (“Opps IX”), $2.3 billion from market-value gains in funds for which management fees are based on NAV, $2.4 billion from fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV, $1.9 billion from the Highstar acquisition, $3.4 billion attributable to asset sales by closed-end funds in liquidation and $0.7 billion from negative foreign currency translation.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $34.7 billion as of September 30, 2014, $35.1 billion as of June 30, 2014 and $32.3 billion as of September 30, 2013. The $0.4 billion decrease since June 30, 2014 reflected the net effect of $1.0 billion from the Highstar acquisition, $1.0 billion in drawdowns by closed-end funds, $1.6 billion in distributions by closed-end funds, $0.3 billion in market-value declines in closed-end and applicable evergreen funds, and $0.5 billion of negative foreign currency translation. The $2.4 billion increase since September 30, 2013 reflected the net effect of $6.0 billion in drawdowns by closed-end funds, $3.8 billion in market-value gains in closed-end and applicable evergreen funds, $1.0 billion from the Highstar acquisition, $7.4 billion in distributions by closed-end funds, and $0.5 billion of negative foreign currency translation.
Of the $34.7 billion in incentive-creating AUM as of September 30, 2014, $32.1 billion, or 92.4%, was generating incentives at the fund level.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $2.1 billion as of September 30, 2014, $2.5 billion as of June 30, 2014 and $2.1 billion as of September 30, 2013. The third quarter of 2014 reflected $313.6 million of negative incentives created (fund level) and $86.3 million of segment incentive income recognized. Of the $313.6 million negative gross incentives created (fund level), approximately two-thirds represented gross incentives created in excess of our typical 20% share due to catch-up allocations for closed-end funds. Generally speaking, while in the catch-up layer, approximately 80% of any increase or decrease, respectively, in the fund’s NAV results in a commensurate amount of positive or negative gross incentives created (fund level).
Net of incentive income compensation expense, accrued incentives (fund level) were $1.1 billion as of September 30, 2014, $1.3 billion as of June 30, 2014 and $1.2 billion as of September 30, 2013. As of September 30, 2014 and 2013, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $384.8 million and $604.7 million, respectively, with the remainder arising from funds that as of that date had not yet reached the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $12.4 billion as of September 30, 2014, $11.0 billion as of June 30, 2014, and $12.3 billion as of September 30, 2013. Capital drawn by closed-end funds during the third quarter and twelve months ended September 30, 2014 aggregated $1.6 billion and $7.7 billion, respectively, as compared with $1.2 billion and $6.2 billion for the corresponding prior-year periods.

Segment Results
Revenues
Segment revenues declined $83.1 million, or 23.0%, to $278.5 million in the third quarter of 2014, from $361.6 million in the third quarter of 2013, reflecting an increase of $8.9 million in management fees and decreases of $36.1 million in incentive income and $56.0 million in investment income.
Management Fees
Management fees grew $8.9 million, or 4.8%, to $194.5 million in the third quarter of 2014, from $185.6 million in the third quarter of 2013, despite an aggregate $30.8 million decline primarily attributable to closed-end funds in liquidation and retroactive management fees in the prior year's third quarter upon a closing by Oaktree Real Estate Opportunities Fund VI, L.P. More than offsetting that decline was an aggregate increase of $39.7 million attributable to the start of Opps IX’s investment period on January 1, 2014, net inflows and market-value gains in open-end funds, the Highstar acquisition, and closed-end and evergreen funds for which management fees are based on drawn capital or NAV.
Incentive Income
Incentive income decreased $36.1 million, or 29.5%, to $86.3 million in the third quarter of 2014, from $122.4 million in the third quarter of 2013. Opps VIIb accounted for incentive income of $77.8 million and $97.3 million in the third quarters of 2014 and 2013, respectively.

Investment Income (Loss)
Investment income (loss) decreased to a loss of $2.4 million in the third quarter of 2014, from income of $53.6 million in the third quarter of 2013, primarily as a result of market-value changes in Oaktree funds, amid generally weaker financial markets as compared with the prior-year period. The portion attributable to investments in companies decreased $2.9 million, primarily reflecting a $3.2 million market-value decline in the current-year period on our minority equity investment in China Cinda Asset Management Co., Ltd., which was purchased in the fourth quarter of 2013. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $10.5 million and $9.5 million in the third quarters of 2014 and 2013, respectively, of which performance fees accounted for $1.2 million and zero, respectively.
Expenses
Compensation and Benefits
Compensation and benefits increased $3.8 million, or 4.0%, to $99.4 million for the third quarter of 2014, from $95.6 million for the third quarter of 2013, reflecting growth in headcount, as well as the Highstar acquisition.
Equity-based Compensation
Equity-based compensation increased to $5.2 million for the third quarter of 2014 from $1.1 million for the third quarter of 2013, reflecting non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive Income Compensation
Incentive income compensation expense decreased $9.4 million, or 19.1%, to $39.8 million for the third quarter of 2014, from $49.2 million for the third quarter of 2013. The percentage decrease was smaller than the corresponding decline of 29.5% in incentive income, primarily due to the 2011 acquisition of a small portion of certain investment professionals’ carried interest in Opps VIIb, which caused incentive income compensation expense in the third quarter of 2013 to be $7.6 million lower than it otherwise would have been. There was no such benefit in the third quarter of 2014.
General and Administrative
General and administrative expense increased $2.3 million, or 8.4%, to $29.7 million for the third quarter of 2014, from $27.4 million for the third quarter of 2013. Excluding the impact of foreign currency-related items, general and administrative expenses increased $4.0 million, or 14.1%, to $32.4 million from $28.4 million. The increase primarily reflected costs associated with corporate growth and secondarily the Highstar acquisition.
Adjusted Net Income
ANI decreased $84.5 million, or 47.0%, to $95.1 million for the third quarter of 2014, from $179.6 million for the third quarter of 2013, reflecting decreases of $26.7 million in incentive income, net of incentive income compensation expense, and $56.0 million in investment income (loss), partially offset by $2.7 million in higher fee-related earnings. The portion of ANI attributable to our Class A units was $20.6 million and $44.5 million for the third quarters of 2014 and 2013, respectively. Per Class A unit, adjusted net income-OCG was $0.47 and $1.16 for the third quarters of 2014 and 2013, respectively. The income tax rate applied in the third quarter of each year included a cumulative effect applicable to the respective year’s first two quarters, to account for the change in the estimated full-year income tax rate as between the second and third quarters. Excluding this cumulative impact, ANI per Class A unit would have been $0.53 and $1.08 for the third quarters of 2014 and 2013, respectively.
The effective tax rate applied to ANI for the third quarters of 2014 and 2013, including discrete items, was 23% and 1%, respectively, resulting from estimated full-year effective rates of 13% and 9%, excluding discrete items. The effective tax rate is a function of the mix of income and other factors that often vary significantly within or between years, each of which can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses.

Distributable Earnings
Distributable earnings declined $17.6 million, or 11.4%, to $137.2 million for the third quarter of 2014, from $154.8 million for the third quarter of 2013, reflecting $26.7 million in lower incentive income, net of incentive income compensation expense, partially offset by increases of $5.6 million in investment income proceeds and $2.7 million in fee-related earnings. For the third quarter of 2014, investment income proceeds totaled $33.4 million, including $22.1 million from fund distributions and $9.4 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $27.8 million, of which $18.8 million and $9.0 million was attributable to fund distributions and DoubleLine, respectively.
The portion of distributable earnings attributable to our Class A units was $0.78 and $0.91 per unit for the third quarters of 2014 and 2013, respectively, reflecting distributable earnings per Operating Group unit of $0.90 and $1.03, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related Earnings
Fee-related earnings increased $2.7 million, or 4.4%, to $63.5 million for the third quarter of 2014, from $60.8 million for the third quarter of 2013. The increase reflected $8.9 million of higher management fees, partially offset by increases of $3.8 million in compensation and benefits and $2.3 million in general and administrative expenses. The portion of fee-related earnings attributable to our Class A units was $0.37 and $0.33 per unit for the third quarters of 2014 and 2013, respectively.
Discrete adjustments in the third quarter of 2014 had the effect of decreasing fee-related earnings income taxes by $0.02 per Class A unit.  The effective tax rate applicable to fee-related earnings for the third quarter of 2014 was 16%, based on an estimated full-year effective rate of 15%, without the adjustments, and 10%, based on an estimated full-year effective rate of 14%, with the adjustments.  The effective tax rate applicable to the third quarter of 2013 was 16%, resulting from an estimated full-year effective rate of 14%.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $18.9 million for the third quarter of 2014, as compared to $42.9 million for the third quarter of 2013.
Capital and Liquidity
As of September 30, 2014, Oaktree had $1.1 billion of cash and investments in U.S. Treasury securities and $850 million of outstanding debt. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of September 30, 2014, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with the 20% investment in DoubleLine carried at cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $1.1 billion as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the third quarter of 2014 of $0.62 per Class A unit. This distribution will be paid on November 13, 2014 to Class A unitholders of record at the close of business on November 10, 2014.

Conference Call
Oaktree will host a conference call to discuss its third quarter 2014 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (866) 435-1322 (U.S. callers) or +1 (203) 369-1019 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $93.2 billion in assets under management as of September 30, 2014. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 17 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$54,243	$56,786	$146,234	$149,422
Incentive income	—	—	—	2,317
Total revenues	54,243	56,786	146,234	151,739
Expenses:
Compensation and benefits	(101,482)	(95,660)	(292,509)	(279,638)
Equity-based compensation	(10,557)	(7,320)	(30,226)	(20,877)
Incentive income compensation	(43,048)	(49,222)	(170,801)	(308,446)
Total compensation and benefits expense	(155,087)	(152,202)	(493,536)	(608,961)
General and administrative	(15,294)	(31,094)	(79,197)	(80,227)
Depreciation and amortization	(2,402)	(1,791)	(6,138)	(5,266)
Consolidated fund expenses	(79,618)	(29,071)	(147,234)	(80,749)
Total expenses	(252,401)	(214,158)	(726,105)	(775,203)
Other income (loss):
Interest expense	(34,564)	(17,337)	(84,263)	(42,931)
Interest and dividend income	861,109	389,078	1,507,306	1,375,923
Net realized gain on consolidated funds’ investments	428,267	766,199	1,596,596	2,796,448
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	(1,638,736)	97,773	(168,368)	1,007,495
Investment income	5,768	11,468	15,149	22,600
Other income, net	2,695	148	1,006	412
Total other income (loss)	(375,461)	1,247,329	2,867,426	5,159,947
Income (loss) before income taxes	(573,619)	1,089,957	2,287,555	4,536,483
Income taxes	(5,341)	(726)	(19,088)	(18,874)
Net income (loss)	(578,960)	1,089,231	2,268,467	4,517,609
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	665,424	(916,875)	(1,843,652)	(3,743,327)
Net income attributable to non-controlling interests in consolidated subsidiaries	(67,551)	(129,408)	(322,922)	(617,191)
Net income attributable to Oaktree Capital Group, LLC	$18,913	$42,948	$101,893	$157,091
Distributions declared per Class A unit	$0.55	$1.51	$2.53	$3.97
Net income per unit (basic and diluted):
Net income per Class A unit	$0.43	$1.12	$2.41	$4.64
Weighted average number of Class A units outstanding	43,480	38,239	42,234	33,845

Segment Financial Data

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$194,509	$185,580	$572,028	$552,281
Incentive income	86,324	122,424	438,398	787,665
Investment income (loss)	(2,361)	53,558	98,318	170,184
Total revenues	278,472	361,562	1,108,744	1,510,130
Expenses:
Compensation and benefits	(99,402)	(95,561)	(290,234)	(279,344)
Equity-based compensation	(5,185)	(1,070)	(14,279)	(2,646)
Incentive income compensation	(39,814)	(49,222)	(207,789)	(308,446)
General and administrative	(29,687)	(27,389)	(91,380)	(80,889)
Depreciation and amortization	(1,914)	(1,791)	(5,650)	(5,266)
Total expenses	(176,002)	(175,033)	(609,332)	(676,591)
Adjusted net income before interest and other income (expense)	102,470	186,529	499,412	833,539
Interest expense, net of interest income (2).	(7,419)	(7,074)	(20,978)	(21,617)
Other income (expense), net	10	148	(1,679)	412
Adjusted net income	$95,061	$179,603	$476,755	$812,334

Adjusted net income-OCG	$20,581	$44,530	$111,175	$161,185
Adjusted net income per Class A unit	0.47	1.16	2.63	4.76
Distributable earnings	137,175	154,827	486,489	763,011
Distributable earnings-OCG	34,073	34,639	117,667	152,681
Distributable earnings per Class A unit	0.78	0.91	2.79	4.51
Fee-related earnings	63,506	60,839	184,764	186,782
Fee-related earnings-OCG	15,969	12,705	43,493	34,957
Fee-related earnings per Class A unit	0.37	0.33	1.03	1.03
Economic net income (loss)	(117,283)	157,383	321,105	730,539
Economic net income (loss)-OCG	(40,867)	39,034	63,029	138,770
Economic net income (loss) per Class A unit	(0.94)	1.02	1.49	4.10

Weighted average number of Operating Group units outstanding	152,809	151,030	152,596	150,948
Weighted average number of Class A units outstanding	43,480	38,239	42,234	33,845

Operating Metrics:
Assets under management (in millions):
Assets under management	$93,224	$79,818	$93,224	$79,818
Management fee-generating assets under management	79,146	66,947	79,146	66,947
Incentive-creating assets under management	34,715	32,301	34,715	32,301
Uncalled capital commitments (3).	12,403	12,344	12,403	12,344
Accrued incentives (fund level): (4)
Incentives created (fund level)	(313,635)	98,457	243,015	753,400
Incentives created (fund level), net of associated incentive income compensation expense	(169,149)	50,982	74,959	397,424
Accrued incentives (fund level)	2,081,056	2,103,533	2,081,056	2,103,533
Accrued incentives (fund level), net of associated incentive income compensation expense	1,079,576	1,200,399	1,079,576	1,200,399

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangible assets and contingent consideration, (c) income taxes, (d) other income or expenses applicable to OCG or its Intermediate Holding Companies and (e) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Interest income was $0.9 million for both the three months ended September 30, 2014 and 2013, and $2.7 million and $2.4 million for the nine months ended September 30, 2014 and 2013, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		September 30, 2014	June 30, 2014	September 30, 2013
		(in millions)
Assets Under Management:
Closed-end funds		$49,869	$48,162	$45,357
Open-end funds		37,970	37,980	30,669
Evergreen funds		5,385	4,947	3,792
Total		$93,224	$91,089	$79,818

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
	(in millions)
Change in Assets Under Management:
Beginning balance	$91,089	$76,400	$79,818	$80,967
Closed-end funds:
New capital commitments/other (1).	1,053	1,724	5,130	4,261
Acquisition (Highstar)	2,349	—	2,349	—
Distributions for a realization event/other (2).	(1,144)	(1,898)	(6,581)	(15,505)
Uncalled capital commitments at end of investment period	—	—	(146)	(1,634)
Foreign currency translation	(539)	226	(473)	300
Change in market value (3).	(399)	882	3,643	5,518
Change in applicable leverage	387	226	590	1,451
Open-end funds:
Contributions	2,523	1,162	9,857	4,861
Redemptions	(1,313)	(707)	(4,175)	(4,267)
Foreign currency translation	(329)	144	(284)	138
Change in market value (3).	(891)	799	1,903	2,348
Evergreen funds:
Contributions or new capital commitments	548	787	1,591	1,580
Redemptions or distributions	(21)	(19)	(221)	(462)
Distributions from restructured funds	(19)	(17)	(36)	(72)
Foreign currency translation	3	—	5	1
Change in market value (3).	(73)	109	254	333
Ending balance	$93,224	$79,818	$93,224	$79,818

(1)	These amounts represent new capital commitments and the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
These amounts represent distributions for a realization event, tax-related distributions and reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs.

(3)
The change in market value reflects the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses, and changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

Management Fee-generating AUM

		As of
		September 30, 2014	June 30, 2014	September 30, 2013
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$4,340	$3,855	$2,369
Other		33,455	32,658	31,464
Open-end funds		37,925	37,940	30,632
Evergreen funds		3,426	3,328	2,482
Total		$79,146	$77,781	$66,947

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$77,781	$64,614	$66,947	$66,171
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital/other (1).	33	1,103	5,696	2,035
Acquisition (Highstar)	1,882	—	1,882	—
Capital drawn by funds that pay fees based on drawn capital or NAV	258	380	824	1,914
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (2).	(415)	(1,089)	(3,443)	(7,766)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	(169)	—	(833)	(57)
Distributions by funds that pay fees based on NAV/other (3).	(160)	(100)	(582)	(359)
Foreign currency translation	(434)	236	(398)	276
Change in market value (4).	(85)	48	165	(66)
Change in applicable leverage	372	136	651	1,347
Open-end funds:
Contributions	2,518	1,162	9,856	4,862
Redemptions	(1,313)	(707)	(4,178)	(4,267)
Foreign currency translation	(329)	144	(284)	138
Change in market value	(891)	798	1,899	2,346
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	180	156	938	538
Redemptions or distributions	(23)	(19)	(223)	(462)
Change in market value	(59)	85	229	297
Ending balance	$79,146	$66,947	$79,146	$66,947

(1)	These amounts represent new capital commitments to funds that pay fees based on committed capital and the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(3)	These amounts represent distributions by funds that pay fees based on NAV and reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs.

(4)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, and changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

	As of
	September 30, 2014	June 30, 2014	September 30, 2013
	(in millions)
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:
Assets under management	$93,224	$91,089	$79,818
Difference between assets under management and committed capital or cost basis for applicable closed-end funds (1).	(6,622)	(7,373)	(5,002)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(757)	(571)	(5,179)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(4,003)	(3,623)	(1,032)
Oaktree’s general partner investments in management fee-generating funds	(1,483)	(1,118)	(1,273)
Closed-end funds that are no longer paying management fees and co-investments that pay no management fees	(949)	(425)	(181)
Funds for which management fees were permanently waived	(264)	(198)	(204)
Management fee-generating assets under management	$79,146	$77,781	$66,947

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below, and reflect the applicable contractual fee rates, exclusive of the impact of special items such as retroactive management fees and the collection of deferred contingent management fees.

	As of
Weighted Average Annual Management Fee Rates:	September 30, 2014	June 30, 2014	September 30, 2013
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other	1.54	1.55	1.54
Open-end funds	0.47	0.47	0.48
Evergreen funds	1.55	1.57	1.69
Overall	0.97	0.97	1.03

Incentive-creating AUM

	As of
	September 30, 2014	June 30, 2014	September 30, 2013
	(in millions)
Incentive-creating Assets Under Management:
Closed-end funds	$32,465	$32,789	$29,915
Evergreen funds	2,250	2,299	2,386
Total	$34,715	$35,088	$32,301
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,481,015	$2,127,500	$2,276,439	$2,137,798
Incentives created (fund level):
Closed-end funds	(302,913)	85,068	232,309	714,899
Evergreen funds	(10,722)	13,389	10,706	38,501
Total incentives created (fund level)	(313,635)	98,457	243,015	753,400
Less: segment incentive income recognized by us	(86,324)	(122,424)	(438,398)	(787,665)
Ending balance	$2,081,056	$2,103,533	$2,081,056	$2,103,533
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,079,576	$1,200,399	$1,079,576	$1,200,399
Uncalled Capital Commitments
Uncalled capital commitments were $12.4 billion as of September 30, 2014, as compared with $11.0 billion as of June 30, 2014 and $12.3 billion as of September 30, 2013.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$194,509	$185,580	$572,028	$552,281
Incentive income	86,324	122,424	438,398	787,665
Investment income (loss)	(2,361)	53,558	98,318	170,184
Total revenues	278,472	361,562	1,108,744	1,510,130
Expenses:
Compensation and benefits	(99,402)	(95,561)	(290,234)	(279,344)
Equity-based compensation	(5,185)	(1,070)	(14,279)	(2,646)
Incentive income compensation	(39,814)	(49,222)	(207,789)	(308,446)
General and administrative	(29,687)	(27,389)	(91,380)	(80,889)
Depreciation and amortization	(1,914)	(1,791)	(5,650)	(5,266)
Total expenses	(176,002)	(175,033)	(609,332)	(676,591)
Adjusted net income before interest and other income (expense)	102,470	186,529	499,412	833,539
Interest expense, net of interest income	(7,419)	(7,074)	(20,978)	(21,617)
Other income (expense), net	10	148	(1,679)	412
Adjusted net income	95,061	179,603	476,755	812,334
Adjusted net income attributable to OCGH non-controlling interest	(68,011)	(134,128)	(346,954)	(634,714)
Non-Operating Group expenses	(264)	(271)	(1,149)	(947)
Adjusted net income-OCG before income taxes	26,786	45,204	128,652	176,673
Income taxes-OCG	(6,205)	(674)	(17,477)	(15,488)
Adjusted net income-OCG	$20,581	$44,530	$111,175	$161,185
Adjusted net income per Class A unit	$0.47	$1.16	$2.63	$4.76
Weighted average number of Class A units outstanding	43,480	38,239	42,234	33,845

Investment Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Corporate Debt	$(1,475)	$4,310	$15,689	$9,774
Convertible Securities	(712)	57	227	120
Distressed Debt	(21,774)	15,346	17,419	70,538
Control Investing	5,751	8,431	22,433	31,202
Real Estate	7,989	4,006	20,727	14,685
Listed Equities	209	11,416	6,380	23,370
Non-Oaktree funds	898	287	2,201	1,240
Income from investments in companies	6,753	9,705	13,242	19,255
Total investment income (loss)	$(2,361)	$53,558	$98,318	$170,184

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$194,509	$185,580	$572,028	$552,281
Incentive income	86,324	122,424	438,398	787,665
Receipts of investment income from funds (1).	22,120	18,783	66,689	102,281
Receipts of investment income from companies	11,240	9,000	29,256	20,216
Total distributable earnings revenues	314,193	335,787	1,106,371	1,462,443
Expenses:
Compensation and benefits	(99,402)	(95,561)	(290,234)	(279,344)
Incentive income compensation	(39,814)	(49,222)	(207,789)	(308,446)
General and administrative	(29,687)	(27,389)	(91,380)	(80,889)
Depreciation and amortization	(1,914)	(1,791)	(5,650)	(5,266)
Total expenses	(170,817)	(173,963)	(595,053)	(673,945)
Other income (expense):
Interest expense, net of interest income	(7,419)	(7,074)	(20,978)	(21,617)
Operating Group income tax (expense) benefit	1,208	(71)	(2,172)	(4,282)
Other income (expense), net	10	148	(1,679)	412
Distributable earnings	$137,175	$154,827	$486,489	$763,011

Distribution Calculation:
Operating Group distribution with respect to the period	$116,168	$128,402	$403,246	$613,067
Distribution per Operating Group unit	$0.76	$0.85	$2.64	$4.06
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.04)	(0.03)	(0.19)	(0.17)
Tax receivable agreement	(0.09)	(0.07)	(0.27)	(0.20)
Non-Operating Group expenses	(0.01)	(0.01)	(0.03)	(0.03)
Distribution per Class A unit (2).	$0.62	$0.74	$2.15	$3.66

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended September 30, 2014, the distribution was announced on October 30, 2014 and is payable on November 13, 2014.

Units Outstanding

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Weighted Average Units:
OCGH	109,329	112,791	110,362	117,103
Class A	43,480	38,239	42,234	33,845
Total	152,809	151,030	152,596	150,948
Units Eligible for Fiscal Period Distribution:
OCGH	109,373	112,821
Class A	43,480	38,239
Total	152,853	151,060

Fee-related Earnings (1)
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$135,631	$139,305	$404,925	$414,529
Open-end funds	45,075	36,125	128,273	108,469
Evergreen funds	13,803	10,150	38,830	29,283
Total management fees	194,509	185,580	572,028	552,281
Expenses:
Compensation and benefits	(99,402)	(95,561)	(290,234)	(279,344)
General and administrative	(29,687)	(27,389)	(91,380)	(80,889)
Depreciation and amortization	(1,914)	(1,791)	(5,650)	(5,266)
Total expenses	(131,003)	(124,741)	(387,264)	(365,499)
Fee-related earnings	63,506	60,839	184,764	186,782
Fee-related earnings attributable to OCGH non-controlling interest	(45,436)	(45,434)	(133,554)	(145,037)
Non-Operating Group expenses	(265)	(272)	(1,151)	(949)
Fee-related earnings-OCG before income taxes	17,805	15,133	50,059	40,796
Fee-related earnings-OCG income taxes	(1,836)	(2,428)	(6,566)	(5,839)
Fee-related earnings-OCG	$15,969	$12,705	$43,493	$34,957
Fee-related earnings per Class A unit	$0.37	$0.33	$1.03	$1.03
Weighted average number of Class A units outstanding	43,480	38,239	42,234	33,845

(1)
Beginning with the fourth quarter of 2013, the definition of fee-related earnings was modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. Prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $1.1 million and $2.6 million for the third quarter and first nine months of 2013, respectively.

Segment Statements of Financial Condition

	As of
	September 30, 2014	December 31, 2013	September 30, 2013
	(in thousands)
Assets:
Cash and cash-equivalents	$595,610	$390,721	$304,743
U.S. Treasury securities	480,362	676,600	706,865
Corporate investments	1,465,211	1,197,173	1,100,500
Deferred tax assets	373,037	278,885	293,579
Receivables and other assets	331,294	273,748	243,673
Total assets	$3,245,514	$2,817,127	$2,649,360
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$347,329	$304,427	$261,849
Due to affiliates	321,430	242,986	250,290
Debt obligations	850,000	579,464	585,714
Total liabilities	1,518,759	1,126,877	1,097,853
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,182,870	1,220,647	1,117,830
Unitholders’ capital attributable to Oaktree Capital Group, LLC	543,885	469,603	433,677
Total capital	1,726,755	1,690,250	1,551,507
Total liabilities and capital	$3,245,514	$2,817,127	$2,649,360
Corporate Investments

	As of
	September 30, 2014	December 31, 2013	September 30, 2013
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$338,414	$125,560	$117,265
Convertible Securities	18,782	1,554	1,511
Distressed Debt	480,555	438,144	421,426
Control Investing	249,896	246,058	249,456
Real Estate	132,124	112,981	128,144
Listed Equities	149,395	129,697	116,919
Non-Oaktree funds	48,886	51,580	53,758
Investments in companies	47,159	91,599	12,021
Total corporate investments	$1,465,211	$1,197,173	$1,100,500

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of September 30, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund IX, L.P.	Jan. 2014	Jan. 2017	$5,066	$3,799	$234	$1	$4,032	$4,966	$—	$12	$4,016	13.6%	8.3%	1.1x
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,692	838	29	3,501	2,441	17	145	3,167	16.7	11.1	1.4
Special Account B	Nov. 2009	Nov. 2012	1,031	1,084	582	853	813	808	15	20	595	17.5	14.7	1.6
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	2,380	3,110	3,777	2,649	106	358	2,781	16.2	11.5	1.6
Special Account A	Nov. 2008	Oct. 2012	253	253	304	460	97	75	41	19	—	30.2	24.6	2.2
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,360	16,488	2,716	1,897	1,367	452	—	23.1	17.7	2.0
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,550	4,381	767	924	81	29	716	10.9	8.1	1.5
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,316	2,709	380	460	103	154	56	12.2	9.0	1.8
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	972	2,032	119	138	166	24	—	18.6	14.3	1.9
Legacy funds (6).	Various	Various	9,543	9,543	8,182	17,689	36	—	1,113	7	—	24.2	19.3	1.9
												22.7%	17.3%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund, L.P. (7)	Sep. 2013	Sep. 2016	$384	$118	$1	$10	$109	$103	$—	$—	$113	nm	nm	1.0x
Special Account F (7).	Jan. 2014	Jan. 2017	253	110	(1)	21	88	87	—	—	92	nm	nm	1.0

Global Principal Investments
Oaktree Principal Fund V, L.P. (8).	Feb. 2009	Feb. 2015	$2,827	$2,413	$812	$859	$2,366	$1,839	$18	$139	$2,170	15.4%	8.7%	1.5x
Special Account C	Dec. 2008	Feb. 2014	505	455	311	258	508	395	13	48	337	19.0	14.0	1.8
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,742	3,400	1,670	1,253	22	24	1,644	10.5	8.1	1.6
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	932	2,115	217	—	139	41	—	14.3	10.0	1.7
Legacy funds (6).	Various	Various	2,301	2,301	1,840	4,137	4	—	236	1	—	14.5	11.6	1.8
												13.6%	10.1%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$49	$124	$428	$331	$—	$—	$642	5.5%	1.8%	1.3x

European Principal Investments (9)
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,798	€445	€98	€2,145	€3,095	€—	€86	€1,974	19.0%	10.3%	1.4x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€746	€1,300	€1,131	€1,035	€19	€89	€1,013	13.1	8.4	1.6
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$473	$434	$822	$85	$91	$30	$53	$—	11.6	8.7	2.0
												13.8%	8.9%
Power Opportunities
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	$1,062	$535	$187	$123	$599	$1,036	$—	$36	$499	24.8%	13.3%	1.5x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,452	1,899	94	39	94	6	—	76.1	58.9	3.9
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												35.0%	26.9%

			As of September 30, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Infrastructure Investing
Highstar Capital IV, L.P. (10).	Nov. 2010	Nov. 2016	$2,346	$1,564	$75	$264	$1,375	$1,882	$—	$—	$1,122	11.5%	2.3%	1.2x

Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VI, L.P.	Aug. 2012	Aug. 2016	$2,677	$1,874	$332	$39	$2,167	$2,610	$—	$64	$1,998	22.8%	13.6%	1.2x
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	637	668	1,252	1,251	12	109	928	18.8	13.4	1.6
Special Account D	Nov. 2009	Nov. 2012	256	263	141	214	190	120	2	12	145	15.2	12.9	1.6
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	355	326	479	284	13	54	317	17.2	11.7	1.9
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	656	1,243	120	—	111	19	—	15.7	11.7	2.0
Legacy funds (6).	Various	Various	1,634	1,610	1,399	3,004	5	—	111	1	59	15.2	12.0	1.9
												15.7%	12.1%
Real Estate Debt
Oaktree Real Estate Debt Fund, L.P. (7).	Sep. 2013	Sep. 2016	$1,012	$78	$4	$2	$80	$75	$—	$—	$75	nm	nm	1.1x
Oaktree PPIP Fund, L.P. (11) .	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—	47	—	—	28.2%	N/A	1.4

Mezzanine Finance
Oaktree Mezzanine Fund III, L.P. (12).	Dec. 2009	Dec. 2014	$1,592	$1,344	$231	$887	$688	$1,397	$—	$—	$704	14.8%	10.4% / 6.5%	1.3x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	490	1,320	277	352	—	—	303	11.3	7.7	1.5
OCM Mezzanine Fund, L.P. (13).	Oct. 2001	Oct. 2006	808	773	305	1,073	5	—	38	1	—	15.4	10.8 /10.6	1.5
												13.1%	8.8%
European Private Debt
Oaktree European Dislocation Fund, L.P. (7).	Oct. 2013	Oct. 2016	€293	€54	€7	€29	€32	€52	€—	€1	€27	nm	nm	1.2x
Special Account E (7).	Oct. 2013	Apr. 2015	€379	€115	€11	€3	€123	€114	€—	€2	€117	nm	nm	1.1
				$67,610	(14) (15)			32,930	(15)	2,053	(15)
						Other (16)		4,596		12
						Total (17)		$37,526		$2,065

(1)	Drawn capital reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Accrued incentives (fund level) excludes Oaktree segment incentive income previously recognized.

(3)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(6)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(7)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through September 30, 2014 was less than 18 months.

(8)
In the fourth quarter of 2013, the investment period for Oaktree Principal Fund V, L.P. was extended for a one-year period until February 2015. However, management fees stepped down to the post-investment period basis effective February 2014.

(9)
Aggregate IRRs are based on the conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD using the September 30, 2014 spot rate of $1.26.

(10)
The fund includes co-investments of $346 million in AUM for which we earn no management fees or incentive allocation. Those co-investments have been excluded from the calculation of gross and net IRR, as well as the unreturned drawn capital plus accrued preferred return amount and multiple of drawn capital. The fund follows the American-style waterfall, whereby the general partner may receive carry as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of carried interest may be subject to repayment, or clawback. As of September 30, 2014, Oaktree had not recognized any carry from this fund. Additionally, under the terms of the Highstar acquisition, Oaktree is effectively entitled to approximately 8% of the carry generated by this fund.

(11)
Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Oaktree PPIP Fund, L.P. had liquidated all of its investments and made its final liquidating distribution as of December 31, 2013. Oaktree PPIP Fund, L.P., Oaktree PPIP Private Fund, L.P. and its related feeder fund were dissolved as of December 31, 2013. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 24.7% and 18.6%, respectively, as of December 31, 2013.

(12)
The fund's investment period ends on December 15, 2014, at which time management fees will step down to the initial post-investment period basis, which as of September 30, 2014 was $675 million. The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 6.5%. The combined net IRR for Class A and Class B interests was 9.1%.

(13)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.6%. The combined net IRR for the Class A and Class B interests was 10.7%.

(14)	The aggregate change in drawn capital for the three and nine months ended September 30, 2014 was $1.6 billion and $6.2 billion, respectively.

(15)	Totals are based on the conversion of Euro amounts to USD using the September 30, 2014 spot rate of $1.26.

(16)
This includes Oaktree Enhanced Income Fund, L.P., Oaktree Enhanced Income Fund II, L.P., Oaktree Loan Fund 2x, L.P., Oaktree Asia Special Situations Fund, L.P., CLOs, a closed-end separate account, a non-Oaktree fund and two evergreen separate accounts in our Real Estate Debt strategy.

(17)
This excludes one separate account with management fee-generating AUM of $425 million as of September 30, 2014, which has been included as part of the Strategic Credit strategy within the evergreen funds table, and includes two evergreen separate accounts in our Real Estate Debt strategy with an aggregate $156 million of management fee-generating AUM.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Sept. 30, 2014	Twelve Months Ended September 30, 2014			Since Inception through September 30, 2014
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$13,867	6.5%	6.0%	6.7%	9.8%	9.3%	8.7%	0.82	0.56
Global High Yield Bonds	Nov. 2010	6,686	7.1	6.6	7.4	9.0	8.5	8.1	1.29	1.25
European High Yield Bonds	May 1999	632	9.2	8.6	8.2	8.3	7.8	6.3	0.67	0.39
U.S. Convertibles	Apr. 1987	5,016	7.7	7.2	14.2	10.0	9.5	8.4	0.51	0.35
Non-U.S. Convertibles	Oct. 1994	2,727	6.2	5.7	4.0	8.8	8.3	5.8	0.78	0.39
High Income Convertibles	Aug. 1989	930	7.9	7.4	6.8	11.9	11.3	8.6	1.05	0.60
U.S. Senior Loans	Sep. 2008	2,830	4.5	4.0	4.3	7.4	6.9	5.9	1.21	0.63
European Senior Loans	May 2009	1,680	3.7	3.2	4.3	10.1	9.6	11.3	1.78	1.86
Emerging Markets Equities	Jul. 2011	3,557	4.9	4.1	4.3	1.0	0.2	(1.4)	0.05	(0.08)
Total		$37,925

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of September 30, 2014			Twelve Months Ended September 30, 2014		Since Inception through September 30, 2014
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception				Rates of Return		Annualized Rates of Return
					Gross	Net	Gross	Net
		(in millions)

Strategic Credit (1).	Jul. 2012	$2,784	$1,455	$ n/a	11.0%	9.1%	14.6%	12.2%
Value Opportunities	Sep. 2007	1,973	1,905	10	10.0	6.1	13.4	8.6
Value Equities (2).	Apr. 2014	347	61	—	nm	nm	nm	nm
Emerging Markets Opportunities (2).	Sep. 2013	233	78	—	nm	nm	nm	nm
Emerging Markets Absolute Return	Apr. 1997	220	196	—	6.7	4.3	14.7	10.0
			3,695	10
Restructured funds (3)			—	6
Total (1)(4)			$3,695	$16

(1)
Includes a separate account in a closed-end fund structure with $612 million and $425 million of AUM and management fee-generating AUM, respectively. The returns presented are time-weighted rates of return.

(2)	Rates of return are not considered meaningful (“nm”) because the since-inception period as of September 30, 2014 was less than 18 months.

(3)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and Oaktree Japan Opportunities Fund, L.P. (Yen class). As of September 30, 2014, these funds had gross and net IRRs since inception of (2.1)% and (4.5)%, 7.7% and 5.4%, and (5.4)% and (6.4)%, respectively, and in the aggregate had AUM of $153.3 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $5.6 million as of September 30, 2014.

(4)	The total excludes two evergreen separate accounts in our Real Estate Debt strategy with an aggregate $156 million of management fee-generating AUM.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangible assets and contingent consideration, (c) income taxes, (d) other income or expenses applicable to OCG or its Intermediate Holding Companies and (e) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital or drawn capital during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees and co-investments that pay no management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (loss) (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.

Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income (loss)–OCG, or economic net income (loss) per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income (loss)-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income (loss)-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and, beginning with the fourth quarter of 2013 (with retrospective application), non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. Convertible Securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings (1).	$63,506	$60,839	$184,764	$186,782
Incentive income	86,324	122,424	438,398	787,665
Incentive income compensation	(39,814)	(49,222)	(207,789)	(308,446)
Investment income (loss)	(2,361)	53,558	98,318	170,184
Equity-based compensation (2).	(5,185)	(1,070)	(14,279)	(2,646)
Interest expense, net of interest income	(7,419)	(7,074)	(20,978)	(21,617)
Other income (expense), net	10	148	(1,679)	412
Adjusted net income	95,061	179,603	476,755	812,334
Incentive income (3).	3,234	—	(55,124)	—
Incentive income compensation (3).	(3,234)	—	36,988	—
Equity-based compensation (4).	(5,372)	(6,250)	(15,947)	(18,231)
Amortization of intangibles (5).	(488)	—	(488)	—
Income taxes (6).	(5,341)	(726)	(19,088)	(18,874)
Non-Operating Group expenses (7).	(264)	(271)	(1,149)	(947)
OCGH non-controlling interest (7).	(64,683)	(129,408)	(320,054)	(617,191)
Net income attributable to Oaktree Capital Group, LLC	$18,913	$42,948	$101,893	$157,091

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and nine months ended September 30, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(5)	This adjustment adds back acquisition-related amortization of intangibles.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings-OCG (1).	$15,969	$12,705	$43,493	$34,957
Incentive income attributable to OCG	24,562	30,997	117,777	170,411
Incentive income compensation attributable to OCG	(11,328)	(12,463)	(55,847)	(66,737)
Investment income (loss) attributable to OCG	(672)	13,560	26,879	37,544
Equity-based compensation attributable to OCG (2).	(1,475)	(271)	(3,969)	(604)
Interest expense, net of interest income attributable to OCG	(2,109)	(1,790)	(5,810)	(4,832)
Other income (expense) attributable to OCG	3	38	(437)	95
Non-fee-related earnings income taxes attributable to OCG(3).	(4,369)	1,754	(10,911)	(9,649)
Adjusted net income-OCG (1).	20,581	44,530	111,175	161,185
Incentive income attributable to OCG (4).	920	—	(14,148)	—
Incentive income compensation attributable to OCG (4).	(920)	—	9,420	—
Equity-based compensation attributable to OCG (5).	(1,529)	(1,582)	(4,415)	(4,094)
Amortization of intangibles (6).	(139)	—	(139)	—
Net income attributable to Oaktree Capital Group, LLC	$18,913	$42,948	$101,893	$157,091

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and nine months ended September 30, 2013.

(5)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

(6)	This adjustment adds back acquisition-related amortization of intangibles.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings revenues	$194,509	$185,580	$572,028	$552,281
Incentive income	86,324	122,424	438,398	787,665
Investment income (loss)	(2,361)	53,558	98,318	170,184
Segment revenues	278,472	361,562	1,108,744	1,510,130
Consolidated funds (1).	(218,461)	(293,308)	(947,361)	(1,335,791)
Investment income (2).	(5,768)	(11,468)	(15,149)	(22,600)
GAAP revenues	$54,243	$56,786	$146,234	$151,739

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings	$137,175	$154,827	$486,489	$763,011
Investment income (loss) (1).	(2,361)	53,558	98,318	170,184
Receipts of investment income from funds (2).	(22,120)	(18,783)	(66,689)	(102,281)
Receipts of investment income from companies	(11,240)	(9,000)	(29,256)	(20,216)
Equity-based compensation (3).	(5,185)	(1,070)	(14,279)	(2,646)
Operating Group income taxes	(1,208)	71	2,172	4,282
Adjusted net income	95,061	179,603	476,755	812,334
Incentive income (4).	3,234	—	(55,124)	—
Incentive income compensation (4).	(3,234)	—	36,988	—
Equity-based compensation (5).	(5,372)	(6,250)	(15,947)	(18,231)
Amortization of intangibles (6).	(488)	—	(488)	—
Income taxes (7).	(5,341)	(726)	(19,088)	(18,874)
Non-Operating Group expenses (8).	(264)	(271)	(1,149)	(947)
OCGH non-controlling interest (8).	(64,683)	(129,408)	(320,054)	(617,191)
Net income attributable to Oaktree Capital Group, LLC	$18,913	$42,948	$101,893	$157,091

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and nine months ended September 30, 2013.

(5)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions.

(6)	This adjustment adds back acquisition-related amortization of intangibles.

(7)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(8)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings-OCG (1).	$34,073	$34,639	$117,667	$152,681
Investment income (loss) attributable to OCG	(672)	13,560	26,879	37,544
Receipts of investment income from funds attributable to OCG	(6,294)	(4,756)	(18,465)	(22,385)
Receipts of investment income from companies attributable to OCG	(3,198)	(2,279)	(8,102)	(4,565)
Equity-based compensation attributable to OCG (2).	(1,475)	(271)	(3,969)	(604)
Distributable earnings-OCG income taxes	740	1,445	2,218	5,566
Tax receivable agreement	3,955	2,848	11,862	7,541
Income taxes of Intermediate Holding Companies	(6,548)	(656)	(16,915)	(14,593)
Adjusted net income-OCG (1).	20,581	44,530	111,175	161,185
Incentive income attributable to OCG (3).	920	—	(14,148)	—
Incentive income compensation attributable to OCG (3).	(920)	—	9,420	—
Equity-based compensation attributable to OCG (4).	(1,529)	(1,582)	(4,415)	(4,094)
Amortization of intangibles (5).	(139)	—	(139)	—
Net income attributable to Oaktree Capital Group, LLC	$18,913	$42,948	$101,893	$157,091

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Distributable earnings	$137,175	$154,827	$486,489	$763,011
Distributable earnings attributable to OCGH non-controlling interest	(98,143)	(115,624)	(353,593)	(596,276)
Non-Operating Group expenses	(264)	(271)	(1,149)	(947)
Distributable earnings-OCG income taxes	(740)	(1,445)	(2,218)	(5,566)
Tax receivable agreement	(3,955)	(2,848)	(11,862)	(7,541)
Distributable earnings-OCG	$34,073	$34,639	$117,667	$152,681
Distributable earnings-OCG per Class A unit	$0.78	$0.91	$2.79	$4.51

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and nine months ended September 30, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(5)	This adjustment adds back acquisition-related amortization of intangibles.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings revenues	$314,193	$335,787	$1,106,371	$1,462,443
Investment income (loss)	(2,361)	53,558	98,318	170,184
Receipts of investment income from funds	(22,120)	(18,783)	(66,689)	(102,281)
Receipts of investment income from companies	(11,240)	(9,000)	(29,256)	(20,216)
Segment revenues	278,472	361,562	1,108,744	1,510,130
Consolidated funds (1).	(218,461)	(293,308)	(947,361)	(1,335,791)
Investment income (2).	(5,768)	(11,468)	(15,149)	(22,600)
GAAP revenues	$54,243	$56,786	$146,234	$151,739

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income (loss) and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Economic net income (loss) (1).	$(117,283)	$157,383	$321,105	$730,539
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	212,344	22,220	155,650	81,795
Adjusted net income	95,061	179,603	476,755	812,334
Incentive income (3).	3,234	—	(55,124)	—
Incentive income compensation (3).	(3,234)	—	36,988	—
Equity-based compensation (4).	(5,372)	(6,250)	(15,947)	(18,231)
Amortization of intangibles (5).	(488)	—	(488)	—
Income taxes (6).	(5,341)	(726)	(19,088)	(18,874)
Non-Operating Group expenses (7).	(264)	(271)	(1,149)	(947)
OCGH non-controlling interest (7).	(64,683)	(129,408)	(320,054)	(617,191)
Net income attributable to Oaktree Capital Group, LLC	$18,913	$42,948	$101,893	$157,091

(1)	Please see Glossary for the definition of economic net income (loss).

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and nine months ended September 30, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income (loss) because it is a non-cash charge that does not affect our financial position.

(5)	This adjustment adds back acquisition-related amortization of intangibles.

(6)	Because adjusted net income and economic net income (loss) are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and economic net income (loss) are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income (loss)-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Economic net income (loss)-OCG (1).	$(40,867)	$39,034	$63,029	$138,770
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	60,419	5,626	43,803	19,856
Economic net income (loss)-OCG income taxes	7,233	544	21,819	18,047
Income taxes-OCG	(6,205)	(674)	(17,477)	(15,488)
Adjusted net income-OCG (1).	20,580	44,530	111,174	161,185
Incentive income attributable to OCG (2).	920	—	(14,148)	—
Incentive income compensation attributable to OCG (2).	(920)	—	9,420	—
Equity-based compensation attributable to OCG	(1,529)	(1,582)	(4,415)	(4,094)
Amortization of intangibles (3).	(139)	—	(139)	—
Net income attributable to Oaktree Capital Group, LLC	$18,912	$42,948	$101,892	$157,091

(1)
Economic net income (loss)-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income (loss) attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income (loss) to economic net income (loss)-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Economic net income (loss)	$(117,283)	$157,383	$321,105	$730,539
Economic net income (loss) attributable to OCGH non-controlling interest	83,913	(117,534)	(235,108)	(572,775)
Non-Operating Group expenses	(264)	(271)	(1,149)	(947)
Economic net income (loss)-OCG income taxes	(7,233)	(544)	(21,819)	(18,047)
Economic net income (loss)-OCG	$(40,867)	$39,034	$63,029	$138,770
Economic net income (loss)-OCG per Class A unit	$(0.94)	$1.02	$1.49	$4.10

(2)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and nine months ended September 30, 2013.

(3)	This adjustment adds back acquisition-related amortization of intangibles.
The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Economic net income revenues	$(121,487)	$337,595	$913,361	$1,475,865
Incentives created	313,635	(98,457)	(243,015)	(753,400)
Incentive income	86,324	122,424	438,398	787,665
Segment revenues	278,472	361,562	1,108,744	1,510,130
Consolidated funds (1).	(218,461)	(293,308)	(947,361)	(1,335,791)
Investment income (2).	(5,768)	(11,468)	(15,149)	(22,600)
GAAP revenues	$54,243	$56,786	$146,234	$151,739

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended September 30, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$194,509	$(140,266)	$54,243
Incentive income (1).	86,324	(86,324)	—
Investment income (loss) (1).	(2,361)	8,129	5,768
Total expenses (2).	(176,002)	(76,399)	(252,401)
Interest expense, net (3).	(7,419)	(27,145)	(34,564)
Other income, net (4).	10	2,685	2,695
Other income (loss) of consolidated funds (5).	—	(349,360)	(349,360)
Income taxes	—	(5,341)	(5,341)
Net loss attributable to non-controlling interests in consolidated funds	—	665,424	665,424
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(67,551)	(67,551)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$95,061	$(76,148)	$18,913
Corporate investments (6).	$1,465,211	$(1,324,475)	$140,736
Total assets (7).	$3,245,514	$49,401,937	$52,647,451

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $5,372 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $64,356, (c) expenses incurred by the Intermediate Holding Companies of $264, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $3,234, (e) acquisition-related amortization of intangibles of $488 and (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $2,685.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income, net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income (loss) of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended September 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$185,580	$(128,794)	$56,786
Incentive income (1).	122,424	(122,424)	—
Investment income (1).	53,558	(42,090)	11,468
Total expenses (2).	(175,033)	(39,125)	(214,158)
Interest expense, net (3).	(7,074)	(10,263)	(17,337)
Other income, net	148	—	148
Other income of consolidated funds (4).	—	1,253,050	1,253,050
Income taxes	—	(726)	(726)
Net income attributable to non-controlling interests in consolidated funds	—	(916,875)	(916,875)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(129,408)	(129,408)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$179,603	$(136,655)	$42,948
Corporate investments (5).	$1,100,500	$(1,009,820)	$90,680
Total assets (6).	$2,649,360	$42,051,821	$44,701,181

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $6,250 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $32,604 and (c) expenses incurred by the Intermediate Holding Companies of $271.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds that are treated as equity-method investments for segment reporting.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$572,028	$(425,794)	$146,234
Incentive income (1).	438,398	(438,398)	—
Investment income (1).	98,318	(83,169)	15,149
Total expenses (2).	(609,332)	(116,773)	(726,105)
Interest expense, net (3).	(20,978)	(63,285)	(84,263)
Other income (expense), net (4).	(1,679)	2,685	1,006
Other income of consolidated funds (5).	—	2,935,534	2,935,534
Income taxes	—	(19,088)	(19,088)
Net income attributable to non-controlling interests in consolidated funds	—	(1,843,652)	(1,843,652)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(322,922)	(322,922)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$476,755	$(374,862)	$101,893
Corporate investments (6).	$1,465,211	$(1,324,475)	$140,736
Total assets (7).	$3,245,514	$49,401,937	$52,647,451

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $15,947 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $133,492, (c) expenses incurred by the Intermediate Holding Companies of $1,149, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $36,988, (e) acquisition-related amortization of intangibles of $488 and (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $2,685.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$552,281	$(402,859)	$149,422
Incentive income (1).	787,665	(785,348)	2,317
Investment income (1).	170,184	(147,584)	22,600
Total expenses (2).	(676,591)	(98,612)	(775,203)
Interest expense, net (3).	(21,617)	(21,314)	(42,931)
Other income, net	412	—	412
Other income of consolidated funds (4).	—	5,179,866	5,179,866
Income taxes	—	(18,874)	(18,874)
Net income attributable to non-controlling interests in consolidated funds	—	(3,743,327)	(3,743,327)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(617,191)	(617,191)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$812,334	$(655,243)	$157,091
Corporate investments (5).	$1,100,500	$(1,009,820)	$90,680
Total assets (6).	$2,649,360	$42,051,821	$44,701,181

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $18,231 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $79,434 and (c) expenses incurred by the Intermediate Holding Companies of $947.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds that are treated as equity-method investments for segment reporting.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.